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                                                                   Exhibit 10.22

                       CONFIDENTIAL TREATMENT REQUESTED

                              AMENDMENT NO. 1 TO
                    LICENSE AND AMENDMENT TO OEM AGREEMENT

            AMENDMENT NO. 1 TO SOURCE CODE LICENSE AND AMENDMENT TO AGREEMENT (this "Amendment") between CDP Communications Inc., a corporation incorporated under the laws of the Province of Ontario ("CDP") and Mobius Management Systems, Inc., a corporation incorporated under the laws of the State of Delaware ("Mobius").

            WHEREAS:

            (a) CDP and Mobius entered into an OEM Agreement dated as of October 15, 1993, as amended on July 18, 1995, pursuant to which (the OEM "Agreement") granted Mobius certain rights to the object code of CDP's * .

            (b) On August 12, 1997, CDP and Mobius entered into a Source Code License Amendment to OEM Agreement (the "Agreement") pursuant to which, among other things, the OEM Agreement was amended and CDP granted Mobius certain rights with respect to the CDP Source Code (as such term and any other capitalized term used herein not otherwise defined is defined in the Agreement).

            (c) CDP and Mobius have agreed to modify the License Fees and certain other provisions of the Agreement.

            NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and in the Agreement and the payment by each of the parties to the other of the sum of ten dollars($10.00) and other good and valuable consideration (the adequacy and the amount of which as to each of the parties hereto is hereby mutually acknowledged), the parties hereto covenant and agree, is appropriate, to amend the Agreement as follows:

            1. Section 1.1(h) of the Agreement shall be amended to provide that the term " License Fee Period" shall mean the period ending on the date of this Amendment.

            2. Schedule B, paragraph (3) to the Agreement shall be amended to provide that upon the date of this Agreement, Mobius shall pay CDP the sum * in full satisfaction of its License Fees obligations from the Agreement and the OEM Agreement. Such payment shall be made by Mobius via wire transfer to the trust account * of McCarthy Tetrault, Toronto, Ontario, counsel to CDP, at the Toronto-Dominion Bank, and upon such payment, the License Fees shall be payable by Mobius.

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*     The Redacted Material Has Been Separately Filed With The Commission.
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            3. In the event there is any conflict or inconsistency between the terms of the Agreement and this Amendment, the terms of this Amendment shall govern.

            4. CDP and Mobius confirm that except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.

            5. This Amendment may be executed in any number of counterparts which may be delivered by facsimile transmission, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument, and it shall not be necessary in establishing proof of this Amendment to produce or account for more than one such counterpart.

            IN WITNESS WHEREOF the parties have executed this Amendment on this day 21st of November, 1997.

                                    CDP COMMUNICATIONS INC.


                                    By:/s/ R. Saarimaki
                                       ----------------
                                    Name: R. Saarimaki
                                    Title:President

                                    MOBIUS MANAGEMENT SYSTEMS, INC.


                                    By: /s/ Joseph J. Albracht
                                        ----------------------
                                    Name: Joseph  J. Albracht
                                    Title:  Executive Vice President